SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         January 24, 2014
                          Date of Report
               (Date of Earliest Event Reported)

                            ALIFE INC.
        (Exact Name of Registrant as Specified in its Charter)

                 HILL  RUN ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

Delaware                    000-55064                   46-3621581
(State or other        (Commission File Number)       (IRS Employer
jurisdiction                                       Identification No.)
of incorporation)

                    21 Bukit Batok Crescent
                      #16-76 WCEGA Towers
                       Singapore 658065
            (Address of Principal Executive Offices)

                      215 Apolena Avenue
                Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                       (65) 66590028
              (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On January 24, 2014 Alife Inc. (formerly Hill Run Acquisition Corporation) (the "Registrant" or the "Company") issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.6% of the total outstanding 20,500,000 shares of common stock as follows:

               20,000,000     Devan Nair

     With the issuance of the 20,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On January 24, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will enter into a business combination with Artificial Life Source PLC ("Alife PLC"), an profitable existing company with global business operations primarily in Asia and Europe. Alife PLC has developed proprietary artificial intelligence technologies providing the ability to work with customers and licensees to create unique conversational artificial intelligence. The core of the technology involves a functional separation of human language processing and mathematical machine thought providing for the deployment of intelligent applications to almost any computing platform or operating systems. Certain of the applications developed applying this new technology include:

    Cinema interaction allowing the consumer to interact with a movie in real time;
    Companionship and monitoring capability to persons left alone, whether elderly, children or incapacitated;
    Remote access to healthcare facilities, healthcare professionals,and pharmacists;
    Robotic companion that interacts with a person's body movement, facial expressions, singing and speech.

No agreements have been executed and if the Registrant makes any acquisitions, mergers or other business combination, it will file a Form 8-K.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On January 24, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director and James McKillop resigned as the Registrant's vice president and director.

    Devan Nair was named as Chairman and sole director of the Registrant.

    Devan Nair was appointed Chief Executive Officer of the Registrant.

    Devan Nair serves as the sole director and officer of the Registrant.
Mr. Nair is the co-founder of Alife PLC and has worked in the animation industry as a director with over twenty years of experience in all phases of traditional 2D and 3D animation for network television as well as theatrical release with special emphasis in computer software integration. Prior to founding Alife PLC, Mr. Nair founded several companies that are running successfully in other geographic regions including the following:.

    Founded PHEE! PHOO! Pte Ltd in 2001 which won first prize in the Nokia Regional Extreme Challenge for the title, Excellence In Mobile Service as Most Innovative Company.

    KIDZ-TV.com in 2001 which went on to design, develop and own the single largest animation kids TV series library.

    Founded Southern Light Studios (Manila) in 1998 which became the fourth
    largest     animation studio in the Philippines.

    Founded Southern Light Studios (Singapore) in 1995 which won the Prime Minister Award for Industry Service.

    Founded Animation International Pte Ltd in 1990 which was selected to lead an Asian team of Game Designers and Developers in PHILIP International. The company also launched new technology, CD-1 (Compact Disc Interactive).



                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                 ALIFE INC.


Date: January 24, 2014            Devan Nair
                                  Chief Executive Officer